United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2010

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2010, MGE Power Elm Road, LLC (MGE Power Elm Road), a wholly owned subsidiary of MGE Energy, Inc., issued $50 million in principal amount of its 5.04% senior secured notes, due February 3, 2040. The Notes were issued pursuant to a Note Purchase Agreement dated as of February 3, 2010 (Note Purchase Agreement) among MGE Power Elm Road and the purchasers named therein. See Item 2.03 below for a description of the Notes and the related Note Purchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 4, 2010, MGE Power Elm Road issued $50 million of 5.04% senior secured notes due February 3, 2040. The Notes were issued pursuant to the Note Purchase Agreement and are secured pursuant to the provisions of a Collateral Trust Indenture, Security and Assignment Agreement dated as of February 3, 2010 (Collateral Trust Indenture) among MGE Power Elm Road, the note purchasers, as secured parties, and U.S. Bank National Association, as collateral trustee.

MGE Power Elm Road and two other owners own undivided interests in two coal-fired generating units in Oak Creek, Wisconsin. Unit 1 entered commercial operation on February 2, 2010, and has the capacity to produce 615 MW of electricity. Unit 2 is under construction, is expected to have a capacity to produce 615 MW of electricity, and is expected to enter commercial operation in fall of 2010. Wisconsin Electric Power Company owns approximately 83% of the generating units and is the operator for those units. MGE Power Elm Road owns an 8.33% ownership interest in both units. MGE Power Elm Road leases its ownership interest in the two units to Madison Gas and Electric Company (MGE) pursuant to two separate facility lease agreements (the Facility Lease Agreements).

The Notes are secured by a collateral assignment of the Facility Lease Agreements and the lease payments to be made thereunder. The net proceeds from the sale of the Notes were used to repay existing short-term indebtedness at MGE Energy, consisting of bank loans, which were used to finance a portion of the construction of the generating units.

The Notes provide for monthly principal and interest payments, which commence on February 25, 2010, and continue until maturity. The principal payments are level over the life of the Notes, for an effective average life of 15 years. Events of default under the Note Purchase Agreement include failures to pay principal, make-whole premium, or interest on the Notes; defaults in the performance of various covenants; cross-defaults to specified other indebtedness of MGE Power Elm Road and MGE; failure to pay specified judgments; certain bankruptcy-related events; and defaults under the Facility Lease Agreements; subject to any applicable cure periods. The Note Purchase Agreement requires MGE Power Elm Road to maintain a projected debt service coverage ratio at the end of any calendar quarter of not less than 1.25 to 1.00 for the trailing 12-month period.

Copies of the Note Purchase Agreement and the Collateral Trust Indenture are filed as Exhibit 4.1 and Exhibit 4.2 to this report. Reference is made to the Note Purchase Agreement for the definitive provisions governing the Notes, including the form of the Notes, and the Collateral Trust Indenture for the definitive provisions regarding the security for the Notes.

* * * * *

Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in ITEM 1A. Risk Factors in the Registrant's annual report on Form 10-K for the year ended December 31, 2008, and other factors discussed in filings made by the Registrants with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. The Registrants do not undertake any obligation to publicly release any revision to their forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired:

Not applicable.

(b)

Pro forma financial information:

Not applicable.

(c)

Shell company transactions:

Not applicable.

(d)

Exhibit(s):

Exhibit No.	Description
4.1	Note Purchase Agreement dated as of February 3, 2010, among MGE Power Elm Road, LLC, and the purchasers named therein, including form of 5.04% Senior Secured Notes due February 3, 2040.
4.2

Collateral Trust Indenture, Security and Assignment Agreement dated as of February 3, 2010, among MGE Power Elm Road, LLC, the note purchasers, as secured parties, and U.S. Bank National Association, as collateral trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrant)

Date: February 9, 2010	/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President, Chief Financial Officer, Secretary and Treasurer

MGE Energy, Inc.

Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated February 4, 2010

Exhibit No.	Description
4.1	Note Purchase Agreement dated as of February 3, 2010, among MGE Power Elm Road, LLC, and the purchasers named therein, including form of 5.04% Senior Secured Notes due February 3, 2040.
4.2

Collateral Trust Indenture, Security and Assignment Agreement dated as of February 3, 2010, among MGE Power Elm Road, LLC, the note purchasers, as secured parties, and U.S. Bank National Association, as collateral trustee.

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